SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials

HILLS BANCORPORATION
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
(2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————
(4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
(5)	Total fee paid: ———————————————————————————————————————

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ———————————————————————————————————————
(2)	Form, Schedule or Registration Statement No.: ———————————————————————————————————————
(3)	Filing Party: ———————————————————————————————————————
(4)	Date Filed: ———————————————————————————————————————

HILLS BANCORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 19, 2004

The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the “Company”), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 19th day of April, 2004, at 4:00 o’clock p.m., local time, for the following purposes:

1.	To elect three members of the Board of Directors.

2.	To ratify the selection of KPMG, LLP as Hills Bancorporation’s independent auditors for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting, or any adjournments thereof.

TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

Date: March 22, 2004	By Order of the Board of Directors

Hills Bancorporation	Dwight O. Seegmiller, President
131 Main Street
Hills, Iowa 52235

HILLS BANCORPORATION 131 Main Street Hills, Iowa 52235 PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 19, 2004

       This Proxy Statement is furnished to shareholders of Hills Bancorporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 19, 2004, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first sent to the shareholders of the Company entitled thereto on or about March 22, 2004.

       If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein and FOR ratification of the selection of KPMG, LLP as Hills Bancorporation’s independent auditors for the fiscal year ending December 31, 2004. Election of any nominee as a director and ratification of the selection of KPMG, LLP require a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

       Only shareholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the meeting. There were 1,516,678 shares of Common Stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

       The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

       A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Secretary of the Company at the Company’s principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

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INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

       The Company has ten directors with staggered terms of office. Three directors are to be elected at the 2004 Annual Meeting of Shareholders to serve for a three-year term. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

       Each director of the Company also serves as a director of the Company’s wholly-owned subsidiary which is a commercial bank. The commercial bank is Hills Bank and Trust Company (the “Bank”). The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Bank, being elected to such positions by the vote of the Company as the sole shareholder of the Bank.

       Set forth below are the names of the three persons nominated by the Board of Directors for election as directors at the 2004 Annual Meeting along with certain other information concerning such persons.

Name and Year First Became a Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years

Directors Serving Until the 2007 Annual Meeting

Michael E. Hodge	50	Director	President and shareholder
2000-Company			of Hodge Construction
2000-Bank			Company

Richard W. Oberman 1984-Company	68	Director	President, Oberman Farms, Inc.
1980-Bank

Sheldon E. Yoder, D.V.M. 1997-Company	51	Director	President and shareholder of
1997-Bank			Kalona Veterinary Clinic
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INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

The following table sets forth certain information with respect to directors of the Company who will continue to serve subsequent to the 2004 Annual Meeting and who are not nominees for election at the 2004 Annual Meeting.

Name and Year First Became a Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years

Directors Serving Until the 2005 Annual Meeting

Theodore H. Pacha 1990-Company	55	Director	President and owner of THEO Resources (Business Investment
1990-Bank			and Consulting), May 1999 to
			present; previously executive
			officer and owner of
			Hawkeye Medical Supply,
			Inc. (medical supplies)

Ann Marie Rhodes	50	Director	The University of Iowa –
1993-Company			Assistant to the Vice President
1993-Bank			for Health Affairs and HIPAA
			Privacy Officer, July 2002 to
			present; Associate Counsel,
			July 2000 to June 2002;
			previously Vice President
			for University Relations

Ronald E. Stutsman	64	Director	Executive officer and
1984-Company			shareholder of Eldon C.
1981-Bank			Stutsman, Inc. (fertilizer plant)

Directors Serving Until the 2006 Annual Meeting

Willis M. Bywater	65	Director &	Executive officer and
1984-Company		Vice President	shareholder of Economy
1979-Bank			Advertising Company
			(commercial printing
			and sales of advertising
			specialties)

Thomas J. Gill, D.D.S.	57	Director	Dentist - Private Practice
1993-Company
1993-Bank

Donald H. Gringer	69	Director	Executive officer and
1988-Company			shareholder of Gringer Feed
1988-Bank			and Grain (grain elevator)

Dwight O. Seegmiller	51	Director &	President of the Company
1986-Company		President	and the Bank
1986-Bank

None of the nominees or directors serves as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.
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INFORMATION CONCERNING THE BOARDS OF DIRECTORS

Board of Directors of Company

       The Board of Directors of the Company meets on a regularly scheduled basis. During 2003, the Board of Directors of the Company held an annual meeting, one special meeting and twelve regular meetings. The Board of Directors of the Company has not established any standing executive, nominating or compensation committees or committees performing similar functions. During 2003, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board except Director Pacha who attended nine of the meetings. Directors are compensated for attending meetings of the Board of Directors of the Company at the rate of $200 per meeting.

       The Board of Directors of the Company has established a committee (the “Audit Committee”) consisting of three non-employee directors, currently Directors Gill, Rhodes and Yoder. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. All three members of the Audit Committee are “independent” as defined under the rules of the NASDAQ Stock Market. No current member of the Audit Committee is a financial expert. The Company hopes to add a financial expert as a member of the Board of Directors and the Audit Committee in the near future. The Audit Committee met nine times in 2003. All members of the Audit Committee attended all the meetings of the Audit Committee held in 2003. Audit committee members are compensated by the Bank as described below. The Board of Directors has adopted a written charter for the Audit Committee. The charter is included in this Proxy Statement as Exhibit A.

       The Board of Directors of the Company has established a committee (the “Incentive Stock Committee”) consisting of the nine non-employee directors (all directors but Mr. Seegmiller) to administer and grant awards under the Hills Bancorporation 2000 Stock Option and Incentive Plan (the “Incentive Stock Plan”). The Incentive Stock Committee held two meetings during 2003. All members of the Incentive Stock Committee attended both meetings. Directors are not compensated for meetings of the Incentive Stock Committee.

       During 2003, options to purchase up to 6,200 shares of the Company’s Common Stock (the “2003 Options”) were granted to four officers, none of whom is an executive officer. The exercise prices of the 2003 Options are $88.00 per share for 5,200 shares and $101.00 per share for 1,000 shares. The 2003 Options vest in five years.

Board of Directors of Bank

       The business and affairs of the Bank are managed directly by the Board of Directors of the Bank, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of the Bank holds regular monthly meetings. In 2003, the Board of Directors of the Bank held an annual meeting, twelve regular meetings and four special meetings. The Board of Directors of the Bank has established the Trust Committee, Audit Committee, Loan Committee and Employee Stock Ownership Plan (“ESOP”) Committee as standing committees of the Board of Directors. Directors Gringer, Oberman and Pacha serve on the Trust Committee; Directors Gill, Rhodes and Yoder on the Audit Committee; Directors Bywater, Hodge and Stutsman on the Loan Committee; and Director Rhodes serves on the ESOP Committee. The seven directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated at the normal rate for each meeting attended. The Bank has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

       The Trust Committee is responsible for overseeing and annually reviewing the status of all trusts for which the Bank’s Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2003. The Audit Committee held nine meetings during 2003 and is responsible for coordinating the audit service with KPMG, LLP and addressing internal audit functions. The Loan Committee held twelve meetings during 2003 and is responsible for review and oversight of the loan activities of the Bank. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which Hills Trust Department serves as trustee, had four meetings during 2003. During 2003, all of the directors of the Bank attended at least 75% of the total number of meetings of the Board of Directors and the committees to which each director was appointed with the exception of Director Pacha who attended twelve of the seventeen meetings of the Board of Directors. Director Pacha did attend at least 75% of the meetings of the committee to which he was appointed during 2003.

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Directors of the Bank who are not employees of the Bank (all directors but Mr. Seegmiller) receive a retainer of $5,000 per year and $300 for each meeting of the Board of Directors attended. Willis M. Bywater, the Chairman of the Board of the Bank, receives an additional $2,500 per year as a retainer fee. Directors of the Bank who are not employees of the Bank are compensated for serving on the various committees of the Bank’s Board of Directors at the rate of $250 per meeting attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 15, 2004 of more than 5% of the Company’s Common Stock, which is the only class of equity securities which the Company has outstanding.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Shares Beneficially Owned	Sole Voting and Investment Power	Shared Voting and Investment Power		Percent of Class

Hills Bank and Trust	147,172	0	147,172	(1)	9.70%
Company, as trustee
of the Hills Bank
and Trust Company
Employee Stock
Ownership Plan
(the “ESOP”)
131 Main Street
Hills, Iowa 52235

NOTE:

(1)	Consists of shares of Company Common Stock allocated to the accounts of employees of the Bank eligible to participate in the ESOP. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.
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The following table sets forth certain information as of March 15, 2004 as to the number of shares of the Company’s Common Stock beneficially owned by each director, nominee for director, executive officer and by the executive officers and directors as a group.

Amount and Nature of Beneficial Ownership

Name	Total Shares Beneficially Owned		Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class (3)

Directors

Willis M. Bywater	27,500		15,140	12,360	1.81%

Thomas J. Gill, D.D.S	2,429		2,429	0	.16%

Donald H. Gringer	3,053		3,053	0	.20%

Michael E. Hodge	1,331		431	900	.09%

Richard W. Oberman	15,629		4,649	10,980	1.03%

Theodore H. Pacha	3,029		3,029	0	.20%

Ann Marie Rhodes	1,055		1,055	0	.07%

Dwight O. Seegmiller	40,867	(2)	39,667	1,200	2.69%

Ronald E. Stutsman	15,927		4,232	11,695	1.05%

Sheldon E. Yoder	2,818	(1)	2,818	0	.19%

Non-Director Executive Officers

Thomas J. Cilek	19,326	(2)	14,706	4,620	1.27%

James G. Pratt	23,410	(2)	18,490	4,920	1.55%

All Directors and	156,374	(3)	109,699	46,675	10.31%
Executive Officers as a
group (12 persons)

NOTES:

(1)	This figure includes 2,055 shares subject to currently exercisable stock options granted in 1997 to one director pursuant to the Hills Bancorporation 1993 Incentive Stock Plan. The exercise price of the options granted in 1997 is $40.00 per share. These options were granted in tandem with dividend equivalents. These options will expire on the earlier of April 19, 2007 or two years after the director’s term of service on the Board of Directors of the Company ends.

(2)	This figure includes shares held by the ESOP which have been allocated to the executive officers for voting purposes. The following number of shares have been allocated under the ESOP to the executive officers for voting purposes: Mr. Seegmiller -13,741; Mr. Cilek - 9,023; Mr. Pratt - 11,095; all executive officers as a group - 33,859.

(3)	Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the ESOP and have been allocated to such person with shared voting power, as noted in Notes 1 and 2.
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EXECUTIVE COMPENSATION AND BENEFITS

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank for the last three fiscal years with respect to Mr. Seegmiller, as President of the Company, and to the other two executive officers of the Company:

	Annual Compensation			Long Term Compensation

				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Securities Underlying Options/SARS	All Other Compensation ($) (2)

Dwight O. Seegmiller	2003	299,262	11,926	0	111,369
President of	2002	275,400	9,540	0	42,902
Company and	2001	270,000	11,700	0	25,246
Bank

Thomas J. Cilek	2003	186,113	0	0	29,658
Secretary of	2002	172,910	0	0	19,465
Company; Senior	2001	169,512	0	0	17,150
Vice President
of Bank

James G. Pratt	2003	224,534	4,453	0	38,057
Treasurer of	2002	208,658	2,866	0	23,421
Company;	2001	204,540	5,154	0	17,534
Senior Vice
President of Bank

NOTES:

(1)	Consists of additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan (the “Profit Sharing Plan”) that could not be made by the Bank because of Internal Revenue Code limits on such contributions.

(2)	For each of the named executive officers, the figures shown consist partially of contributions in the following amounts made by the Bank to the ESOP and the Profit Sharing Plan for the specified year:

Year	Dwight O. Seegmiller	Thomas J. Cilek	James G. Pratt

2003	$ 18,000	$ 16,750	$ 18,000
2002	18,000	15,562	18,000
2001	15,300	15,256	15,300

The remaining portion of the figures shown consist of above-market returns on deferred compensation accrued during the specified year based on the change in the value of the Company’s common stock.
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Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option /SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARS at FY-End(#) Exercisable/Unexercisable(2)(3)	Value of Unexercised In-the Money Options/SARS at FY-End ($) Exercisable/Unexercisable (4)

Dwight O. Seegmiller	0	$0	-0-/-0-	-0-/-0-
Thomas J. Cilek	0	0	-0-/-0-	-0-/-0-
James G. Pratt	2,394	189,605	-0-/-0-	-0-/-0-

NOTES:

(1)	Value realized is the difference between the fair market value of the stock when the options were exercised and the option price of $26.17. Added to this value is an amount equal to the dividend equivalents paid on the option shares exercised which was $12.87 per share. Each participant paid ordinary income taxes rates on these non-qualified stock options for the value realized and the Company received an income tax deduction.

(2)	Options were granted in tandem with dividend equivalents. Dividend equivalents entitle the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option was exercised.

(3)	All options granted were subject to a five-year vesting requirement and are now fully vested.

(4)	These dollar values were calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at fiscal year-end. Options were granted at an exercise price equal to the then fair market value of the underlying stock which was determined by the Incentive Stock Committee of the Board of Directors to be equal to the then book value per share ($26.17) of the stock. The fair market value of stock as of December 31, 2003 is $101.00 per share. Since no established trading market exists for the Company’s common stock the price of $101.00 is based on the last known selling price in December, 2003. The book value per share of the stock as of December 31, 2003 is $73.60 computed on the same method as the $26.17 book value used at the date the options were granted.

Employee Stock Ownership Plan

       The Bank sponsors a tax-qualified income plan for the employees of the Bank known as the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”). The ESOP is described in and operated in accordance with the provisions of the written plan document. The Bank is the trustee of the ESOP assets. The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company. The ESOP may also provide benefits in the event of death, disability or other termination of employment prior to retirement. Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The total number of participants in the ESOP as of January 1, 2004, was 305.

       Participating employees are entitled to direct the trustee of the ESOP how to vote the Common Stock of the Company held for their benefit and allocated to their accounts under the ESOP. The trustee of the ESOP will have voting discretion with regard to all other Common Stock of the Company owned by the ESOP, if any. All Common Stock of the Company owned by the ESOP has been allocated to participating employees.

       Each calendar year the Bank contributes to the ESOP such amount as may be determined by the Board of Directors or as may be required to make any payments of principal and interest due on any loan made to the Trustee of the ESOP. The ESOP does not require or allow contributions by participating employees. Distributions of benefits from the ESOP to plan participants or their beneficiaries can be made either in cash or in Common Stock of the Company. In recent years, distributions have been made partly in cash and partly in Common Stock of the Company. Subject to certain exceptions, contributions to the ESOP are fully vested after seven (7) years of service with the Bank.

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The following table indicates the amount accrued pursuant to the ESOP for each named executive officer or group during 2003:

Name of Individual or Number in Group	Capacities in Which Served	Amounts Accrued

Dwight O. Seegmiller	Director and President of the	$2,000
	Company; Director and President
	of the Bank
Thomas J. Cilek	Secretary of the Company;	$1,861
	Senior Vice President of the Bank
James G. Pratt	Treasurer of the Company;	$2,000
	Senior Vice President of the Bank

All Executive Officers
as a Group (3 persons)		$5,861
All Other Participating
Employees (302 persons)		$101,918

Profit Sharing Plan

       The Bank is the trustee of the Hills Bank and Trust Company Profit Sharing Plan (the “Profit Sharing Plan”). The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Bank are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed by the Bank for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. The Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after seven (7) years of service with the Bank.

       The following table indicates the amount accrued pursuant to the Profit Sharing Plan for each named executive officer or group during 2003:

Name of Individual or Number in Group	Capacities in Which Served	Amounts Accrued

Dwight O. Seegmiller	Director and President of the
	Company; Director and President
	of the Bank	$16,000
Thomas J. Cilek	Secretary of the Company;
	Senior Vice President of the Bank	$14,889
James G. Pratt	Treasurer of the Company;
	Senior Vice President of the Bank	$16,000
All Executive Officers
as a Group (3 persons)		$46,889
All Other Participating
Employees (302 persons)		$815,347

Performance Graph

       The following performance graph provides information regarding cumulative, five-year shareholder returns on an indexed basis of the Company’s Common Stock as compared with NASDAQ Market Index and the Regional-Southwest Banks Index prepared by Media General Financial Services of Richmond, Virginia. The latter index reflects the performance of thirty-seven bank holding companies operating principally in the Midwest as selected by Media General Financial Services. The indexes assume the investment of $100 on December 31, 1998 in Company Common Stock, the NASDAQ Index and the Regional-Southwest Banks Index, with all dividends reinvested.

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	1998	1999	2000	2001	2002	2003

HILLS BANCORPORATION	$100.00	$123.37	$138.51	$150.27	$164.69	$193.08
REGIONAL-SQOUTHWEST BANKS	$100.00	$90.05	$116.20	$122.91	$138.85	$183.95
NASDAQ MARKET INDEX	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68

Compensation Committee Interlocks and Insider Participation

       Except as otherwise noted below, all compensation decisions affecting the executive officers of the Company and the Bank are made by the Board of Directors of the Bank, as the executive officers are employees of the Bank. The Board of Directors of the Bank has not established a compensation committee. Mr. Seegmiller, President of the Bank, serves on the Board of Directors of the Bank, but does not participate in deliberations or voting on decisions concerning compensation of executive officers. Although Mr. Seegmiller does make a recommendation to the Board of Directors regarding the compensation of Mr. Cilek and Mr. Pratt, no recommendation is made by Mr. Seegmiller regarding his own compensation. After making such recommendations, Mr. Seegmiller is excused from the meeting and the Board of Directors deliberates and votes upon the compensation to be paid to each of the three executive officers. Decisions regarding the award of stock options to the three executive officers pursuant to the Company’s Incentive Stock Plan are made by an Incentive Stock Committee of the Board of Directors of the Company consisting of the nine non-employee directors (all directors but Mr. Seegmiller).

       Willis M. Bywater, a member of the Board of Directors of the Bank and the Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2003. Under rules of the Securities and Exchange Commission, the Bank is required to disclose that it has had certain business relationships during 2003 with Economy Advertising Company, a commercial printing and specialty advertising firm. Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company. During 2003, the Bank paid the sum of $232,391 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items. The Bank contemplates that it will purchase a similar amount of goods and services from Economy Advertising Company during 2004. Such business relationships have been entered into in the ordinary course of business of the Bank and, in the opinion of management, the prices charged for the goods and services provided by Economy Advertising Company are at least as favorable to the Bank as prices generally charged by similar businesses in the area for such goods and services.

       The Board of Directors of the Bank does not believe that the participation by Mr. Bywater in the deliberations concerning executive compensation has provided the executive officers of the Bank with more favorable compensation arrangements than would have been the case absent his participation in such deliberations.

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REPORT ON EXECUTIVE COMPENSATION

       Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information in regard to the compensation and benefits provided to Dwight Seegmiller, as President of the Company and the Bank, and the other two executive officers of the Company and the Bank. The disclosure requirements for these three individuals (the “executive officers”) include information set forth in various compensation tables contained in this Proxy Statement and a report explaining the rationale and matters considered in making fundamental executive compensation decisions affecting those individuals. Decisions regarding executive officer salaries, bonuses and contributions to the ESOP and the Profit Sharing Plan are made by the Board of Directors of the Bank, with Mr. Seegmiller abstaining from deliberations and voting on such matters. Decisions regarding the grant of awards to executive officers pursuant to the Incentive Stock Plan are made by the Incentive Stock Committee of the Board of Directors of the Company, consisting of the nine non-employee directors (all directors but Mr. Seegmiller). In fulfillment of the disclosure requirements, the Board of Directors of the Bank and the Incentive Stock Committee of the Company have prepared the following report.

Compensation Policy

       This report describes the current compensation policy as endorsed by the Board of Directors of the Bank and the Incentive Stock Committee and the resulting actions taken in arriving at 2003 compensation as reported in the various compensation tables. The executive compensation program of the Bank has been designed to:

•	provide a pay for performance policy that differentiates compensation amounts based upon corporate and individual performance;

•	provide compensation opportunities which are comparable to those offered by other Iowa-based financial institutions, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank; and

•	align the interest of the executive officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock.

       The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP and opportunities for long-term incentives pursuant to awards granted under the Incentive Stock Plan and participation in the Profit Sharing Plan. An executive officer’s salary is based on a number of factors, including the Bank’s performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, the individual officer’s level of responsibility within the Bank and comparisons to salaries paid to officers holding similar positions in other Iowa-based financial institutions. The award of an annual cash bonus is made in the discretion of the Board of Directors and not pursuant to any formal plan or formula. A bonus, if granted, is based on the individual performance of the executive officer and the achievement of financial performance goals of the Bank, as established in the Bank’s annual budget and business plan. The Bank, as plan sponsor of the ESOP, makes an annual ESOP contribution which is allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries. In 2003, the Bank, as sponsor of the Profit Sharing Plan, made a Profit Sharing Plan contribution which was allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries. The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution are determined in the discretion of the Board of Directors and are based on the achievement of financial performance goals of the Bank as established in the Bank’s annual budget and business plan. The Incentive Stock Committee uses the award of stock options to officers to align their interests with those of the shareholders; however, significant vesting periods are also used to encourage retention as employees. The amount of options granted is determined by reviewing the practices of other financial institutions based on information provided by an outside consultant to the Board of Directors.

       In 1993, Section 162(m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Bank does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board.

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President’s Compensation

       Mr. Seegmiller’s base salary was increased to $299,262 for 2003 from $275,400 the prior year. The base salary reflected consideration of (i) an assessment of the Bank’s performance during 2002 as compared to goals set in the Bank’s annual budget and business plan for 2002, (ii) a comparison of the Bank’s performance as compared with that of other Iowa-based financial institutions, and (iii) compensation data provided by comparative industry surveys. Each year, management of the Bank prepares, and the Board of Directors approves, an annual budget and business plan containing financial performance goals measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders’ equity. In setting Mr. Seegmiller’s salary for 2003, the Board reviewed the goals established for 2002 and determined that such goals had been achieved by the Bank. The Board also reviewed the Bank’s performance as compared to that of other Iowa-based financial institutions of similar asset size. Compensation data for other Iowa-based financial institutions of similar asset size is also provided through surveys independently prepared by the Iowa Bankers Association. The survey reviewed by the Board in setting Mr. Seegmiller’s 2003 salary contained information on salaries paid during 2002 to the chief executive officers of 14 Iowa-based banks with deposits in excess of $225 million. The Board also reviewed the compensation data from SNL Financial comparing the salaries of CEOs of midwest banks from similar asset sized banks. While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Bank’s performance during the previous year as compared to the internally-established goals. Review of comparable compensation data is used primarily as a check to ensure that the salary established is within the range of salaries paid to other chief executive officers of midwest-based financial institutions. Although the Board reviewed a number of objective factors as described above in setting Mr. Seegmiller’s salary for 2003, the amount was based on a subjective determination by the Board.

Mr. Seegmiller was awarded no cash bonus in 2003. Mr. Seegmiller received additional compensation that represents the contributions which the Bank did not make, due to limitations under statutory and administrative rules, to the ESOP and the Profit Sharing Plan.

       A contribution of $18,000 was made to Mr. Seegmiller’s ESOP and Profit Sharing Plan accounts during 2003. The size of the contribution (as limited by the Internal Revenue Code) was determined as a function of Mr. Seegmiller’s 2003 salary and the size of the contribution made by the Bank, as plan sponsor, to the ESOP and Profit Sharing Plan for the benefit of all employees of the Bank eligible to participate in the ESOP and Profit Sharing Plan. For 2003, the ESOP and Profit Sharing Plan contributions made by the Bank amounted to 9% of the aggregate salaries paid to all Bank employees eligible to participate in the plans. The size of the ESOP and Profit Sharing Plan contributions are determined by the Board of Directors in its discretion based on its assessment of whether the Bank achieved the goals established in the annual budget and business plan for 2003. Once the size of the ESOP and Profit Sharing Plan contributions were determined, such contributions were allocated among the ESOP and Profit Sharing Plan accounts of all eligible employees of the Bank, including Mr. Seegmiller, based on their annual salaries for 2003.

Compensation for Other Executive Officers

       Effective January 1, 2003, the Board of Directors increased the base salaries of the two other executives, Mr. Cilek and Mr. Pratt, to $186,113 and $224,534 respectively. No cash bonuses were awarded in 2003. Mr. Cilek and Mr. Pratt each received additional compensation representing the contributions which the Bank did not make, due to limitations under statutory and administrative rules, to the ESOP and the Profit Sharing Plan. The salaries were based on the same considerations as the compensation decisions for the President of the Bank and those considerations described under the Compensation Policy. Additionally, contributions were made to the ESOP accounts and the Profit Sharing Plan accounts of the other two executive officers, the size of which were determined in accordance with the same procedure as used for all employees of the Bank.

BOARD OF DIRECTORS
HILLS BANK AND TRUST COMPANY

INCENTIVE STOCK COMMITTEE
HILLS BANCORPORATION

Willis M. Bywater	Theodore H. Pacha
Thomas J. Gill, D.D.S.	Ann Marie Rhodes
Donald H. Gringer	Ronald E. Stutsman
Michael E. Hodge	Sheldon E. Yoder
Richard W. Oberman
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LOANS TO AND CERTAIN OTHER TRANSACTIONS WITH
EXECUTIVE OFFICERS AND DIRECTORS

       Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Bank, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

       During the past year, the Bank and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. All such business relationships have been entered into in the ordinary course of business of the Bank and the Company and, in the opinion of management, the prices charged for such goods and services have been at least as favorable to the Bank and the Company as prices generally charged by similar businesses in the area for such goods and services. Management of the Company anticipates that the Bank and the Company will continue to maintain such business relationships on a similar basis to the extent that such goods and services are required by the Bank and the Company in the future.

INDEPENDENT AUDITORS

CHANGE OF AUDITORS IN 2003

       On May 13, 2003, upon the recommendation and approval of its Audit Committee, Hills Bancorporation (“Hills”) terminated its relationship with McGladrey & Pullen LLP (“McGladrey & Pullen”) as its independent auditor and appointed the firm of KPMG, LLP (“KPMG”) to be Hills’ Auditor for the 2003 fiscal year. Representatives of KPMG will attend the shareholders’ meeting. KPMG will have the opportunity to make a statement and will be able to respond to questions.

       McGladrey & Pullen’s audit reports on Hills’ consolidated financial statements for each of the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       During the two fiscal years ended December 31, 2002 and 2001 and the subsequent interim preceding the decision to change independent auditors, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on Hills’ consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

       In the years ended December 31, 2002 and 2001 and up to May 13, 2003, the date of KPMG’s engagement, Hills did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Hills’ consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT AND OTHER FEES

Audit Fees:

       The aggregate audit fees incurred for professional services rendered by KPMG for the year ended December 31, 2003, were $93,400. This amount includes fees necessary to perform an audit and quarterly reviews in accordance with Generally Accepted Auditing Standards and services that generally only the independent auditor can reasonably provide, such as the review of Hills’ financial statements including Form 10-Q and Form 10-K filed with the Securities and Exchange Commission. Additional audit fees relate to attestation services required pursuant to the Federal Deposit Insurance Corporation Improvement Act. All of the audit fees and services were pre-approved by the Audit Committee.

Tax Fees:

       Fees of $14,000 were incurred for the services rendered by KPMG for the year ended December 31, 2003, for professional services performed by the tax division of KPMG. More specifically, these services include current year income tax preparation and year-end tax planning. All of the tax fees and services were pre-approved by the Audit Committee.

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All Other Fees:

       For the year ended December 31, 2003, no fees were incurred for services rendered by KPMG, other than the services described under “Audit Fees,” and “Tax Fees.”

       The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

March 9, 2004

To the Board of Directors:

       The Audit Committee consists of the following members of the Board of Directors: Thomas J. Gill, Ann Marie Rhodes, and Sheldon E. Yoder. Each of the members of the Audit Committee is independent as defined under the rules of the NASDAQ Stock Market.

       We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

       We have discussed with the independent auditors, KPMG, L.L.P., the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Auditing Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       We have received and reviewed the written disclosures and the letter from KPMG, L.L.P., required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standard Board, and have discussed with the auditors the auditors’ independence.

       Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee Thomas J. Gill Ann Marie Rhodes Sheldon E. Yoder

PROPOSALS BY SHAREHOLDERS

       Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2005 must be received by the Company no later than November 20, 2004 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.

BOARD NOMINATING PROCESS

       The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions. Historically, changes in the membership of the Company’s Board of Directors have been relatively infrequent. In the view of the Board of Directors the amount of nominating activity does not justify the establishment of such a committee. The Board of Directors has directly performed and expects that it will continue to be capable of directly performing all nominating functions. Therefore, the Board of Directors has concluded that such a committee is not needed. In connection with its performance of such nominating functions, the Board of Directors does not have a charter.

       All directors would participate in the consideration of director nominees. Each of the directors, with the exception of Mr. Seegmiller, is independent as defined under the rules of the NASDAQ Stock Market. If one or more positions on the Board of Directors were to become vacant for any reason, the vacancy would be filled by the Board of Directors and all directors would participate in the selection of a person to fill each such vacancy.

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       The Board will utilize a variety of methods for identifying and evaluating candidates for director. The size of the Board is established by the Company’s bylaws. The Board will regularly assess whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, shareholders, or other persons. The Board has never paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, and it does not now anticipate that it will be necessary to do so in the future.

       The Board is not obligated to nominate any candidate for election. Candidates will be evaluated at meetings of the Board. In evaluating possible candidates for membership on the Board of Directors, the Board will seek to achieve a balance of knowledge, experience, and capability on the Board and to address the following qualifications. Members of the Board should have the highest professional and personal ethics and values and excellent personal and professional reputations and must satisfy all regulatory requirements to serve as directors. They should have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to furthering the long-term as well as short-term interest of the Company and its shareholders, and in doing so they should be willing to consider the effect of any action on the Company’s shareholders, employees, suppliers, creditors, and customers and on the communities in which the Company and its subsidiary operate. They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all directors’ duties. The Board of Directors reserves the right to modify these qualifications from time to time.

       In general, advance notice of the shareholder’s intention to nominate such candidate for election to the Board must be given to the Company’s Treasurer. In order to be considered for nomination by the Board of Directors in connection with the Annual Meeting of Shareholders to be held in 2005, such advance notice of nominations must be received by the Company no later than November 20, 2004. A shareholder’s advance notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (B) the number of shares of Common Stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the nomination, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to place such candidate in nomination for election as a director.

COMMUNICATION WITH THE BOARD OF DIRECTORS

       The Board of Directors has established a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board or one or more individual Board members may write to the Treasurer of the Company at the following address:

Hills Bancorporation Board of Directors c/o Treasurer 131 Main Street Hills, IA 52235

       The Treasurer of the Company has been instructed to forward all such communications to all Board members. The Board of Directors has adopted a policy requiring that a copy of all communications addressed to any member of the Board of Directors in his or her capacity as a director be promptly provided to the Treasurer of the Company for distribution to all other members of the Board of Directors. All directors will consider any communication from a shareholder directed to the Board of Directors or to any one or more individual Board members in such capacity. The President and Chief Executive Officer of the Company will determine if any shareholder communication not addressed to Board members should be considered by the Board.

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AVAILABILITY OF FORM 10-K REPORT

       Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the fiscal year of the Company ended December 31, 2003, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock of the Company upon written request to James G. Pratt, Treasurer, Hills Bancorporation, 131 Main Street, Hills, Iowa 52235.

OTHER MATTERS

       Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

       A copy of the Annual Report of the Company for the year ended December 31, 2003, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

By Order of the Board of Directors

Dwight O. Seegmiller President

March 22, 2004 Hills, Iowa
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Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF HILLS BANCORPORATION

I.        Purpose of the Committee

       The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II.       Composition of the Committee

       The Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be independent directors, as defined under Rule 10A-3 of the Securities Exchange Act of 1934. All members of the Committee shall be able to read and understand the Company’s basic financial statements.

III.      Meetings and Procedures

       The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least four times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting and action of the Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

       Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board.

IV.      Committee Responsibilities

    The Committee has the following responsibilities:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the Company’s annual audited financial statements prior to filing with the Securities and Exchange Commission. Discuss with management and the independent auditors significant issues regarding accounting principles, critical accounting policies, accounting practices and related judgments.

3.	Be available (or designate the Chairman of the Committee to be available) at the request of the independent auditors, management, or the Board, to discuss the Company’s quarterly financial results either before earnings release or before filing, as considered appropriate in the circumstances.

4.	Participate, to the extent appropriate as determined by the Committee, in meetings with management, the internal auditor and the independent auditors to review the Company’s major financial risk exposures (meaning the financial reporting process and the safeguarding of assets) and the steps management has taken to monitor and control such exposures.

5.	Review significant findings reported by the independent auditors and the internal auditors and any response to such findings by management.

6.	Appoint the Company’s independent auditor.

7.	Receive and review the appropriate annual engagement letter and approve the fees and compensation to be paid to the independent auditor for the annual audit and quarterly reviews.

8.	Review with the independent auditor the audit plan and pre-approve all audit and non-audit services to be provided by the independent auditor thereunder.

9.	Review, periodically, the Committee’s policy regarding the engagement of the Company’s independent auditor or other accounting firms.
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10.	Consider any reports or communications, and responses by management thereto, submitted to the Committee by independent auditors that are required or referred to in SAS 61 (as amended) relating to the audit or other professional standards. There are a number of possible events triggering reports requiring attention of the Committee.

11.	Attempt to resolve all disagreements between the Company’s independent auditors and management regarding financial reporting.

12.	On an annual basis (or more often if considered necessary), receive from the independent auditor the letter required by Independence Standards Board Statement No. 1 (and any related amendments), and discuss with the independent auditor, all significant relationships it has with the Company that could impair the auditor’s independence.

13.	Evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor.

14.	Review the Annual Audit Plan for internal audit.

15.	Assure preparation of the Committee Report required to be included in the Company’s annual proxy statement.

16.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Sarbanes-Oxley Code of Ethics as reported to the Committee by regulatory agencies, external and internal auditors and legal counsel.

17.	To the extent appropriate as determined by the Committee, review with the Company’s legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet as needed with the Chief Executive Officer, Chief Financial Officer, the internal auditor and/or the independent auditor in executive sessions.

19.	Assure procedures are developed and in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.	Conduct investigations to address disagreements, if any, between management and the independent auditor or to address compliance with laws and regulations and the Company’s Sarbanes-Oxley Code of Ethics.

21.	Discuss with management the timing and process for implementing rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

22.	Establish hiring policies governing employment by the Company or its subsidiary of employees of, or persons who have recently been employees of, the independent auditor.

V.        Evaluation of the Committee

       The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance.

       The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI.       Investigations and Studies: Outside Advisers

       The Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and to retain, without need of approval of the engagement by the Board or management at Company expense, special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company, the Company’s outside counsel, the internal auditor, or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

VII.      Adoption of Charter

       This charter was adopted by the Board of Directors on March 9, 2004.

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